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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



             September 27, 2000                                0-6770
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Date of Report (Date of earliest event reported)       Commission File Number


                           WIN-GATE EQUITY GROUP, INC.
             (Exact name of registrant as specified in its charter)



              Florida                                     65-06698942
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  (State or other jurisdiction of              (I.R.S. Employer Identification
   incorporation or organization)                           Number)


                            100 N. Biscayne Blvd., Suite 2500
                                  Miami, Florida 33132
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                   (Address of Principal Executive Offices) (Zip Code)


                                     (305) 371-3300
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                  (Registrant's telephone number, including area code)


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Item 1.           Changes in Control of Registrant.

On September 27, 2000, Gary D. Morgan, the Chairman of the Board of Directors of Win-Gate sold 4,294,000 shares of Win-Gate common stock held by him to Tremaine Trading Co., an Isle of Man company, for $42,940.00. The sale was a result of an agreement by Mr. Morgan to personally pay a finder's fee in Win-Gate common stock to Tremaine if Tremaine introduced Win-gate to an entity that would provide Win-Gate with not less than $3.0 million in loans or equity. Item 5 describes the resulting loan.

Prior to the transaction, Mr. Morgan owned 8,294,000 shares of Win-Gate common stock, representing approximately 45.7% of Win-Gate's outstanding common stock, as of September 27, 2000. Following the transaction, Mr. Morgan currently owns 4,000,000 shares of Win-Gate common stock, representing approximately 22.1% of Win-Gate's outstanding common stock and Tremaine now owns 4,294,000 shares, representing 23.7% of Win-Gate outstanding common stock (each as of September 27, 2000). Tremaine is now Win-Gate's largest shareholder.

Item 5.  Other Events.

Change in Chief Executive Officer.

Effective October 2, 2000, Gary D. Morgan resigned as the Chief Executive Officer of Win-Gate and of its wholly-owned subsidiary, Globaltron Communications Corporation ("Globaltron"). Contemporaneously, Kevin P. Fitzgerald became the Chief Executive Officer of Win-Gate and of Globaltron pursuant to a two year employment agreement with Win-Gate. Prior to joining Globaltron, Mr. Fitzgerald was the President, CEO and a Director of NEFF Corporation (NYSE: NFF), one of the largest equipment rental companies in the United States. He current serves on the Boards of Latin Broadband Group, a fixed wireless provider in Argentina, Geoworks Corporation (Nasdaq: GWRX), a wireless technology company and TeleServices Group, a telecommunications interconnect company.

Mr. Morgan continues to serve as the Chairman of the Board of Directors of Win-Gate and of Globaltron.

Loan Agreement with Colpafinsa S.A.

In connection with a Loan Agreement (the "Loan Agreement") dated September 27, 2000 by and among Win-Gate, Globaltron, Gary D. Morgan ("Morgan" and along with Globaltron, the "Guarantors"), and Colpafinsa, S.A., a Panamanian corporation ("CSA"). CSA loaned Win-Gate the principal amount of $4.0 million plus interest at the base rate announced by Citibank N.A plus 1% (the "Loan") and evidenced by a promissory note (the "Note") due on or before the earlier of (i) six months from the date of the Loan or upon Win-Gate receiving $20.0 million pursuant to a Qualifying Private Placement, as defined below (the "Maturity Date"). A Qualifying Private Placement is defined as a private placement of Win-Gate's Common Stock or any other class of its equity securities with a preference (as to liquidation, dividend or otherwise) to the Common Stock of not


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less than $20.0 million to persons unrelated to Colpafinsa ( the "Qualifying
Private Placement") for cash consideration paid of $10 or more per share.

The sum of $2.0 million was loaned to Win-Gate on October 4, 2000, an additional $500,000 will be loaned on October 13, 2000, $500,000 will be loaned on October 30, 2000 and the remaining $1.0 million will be loaned to Win-Gate on November 30, 2000. Morgan has pledged his 4,000,000 of his Win-Gate common stock to CSA, which pledge is subject to a senior pledge of Morgan's shares to GNB Bank, S.A., a Panamanian bank ("GNB Bank"). This Loan is subordinate to the $5.0 million loan made by GNB Bank to Win-Gate, which is guaranteed by Globaltron and evidenced by a Loan agreement dated February 29, 2000 and subsequently guaranteed by Morgan on September 27, 2000 pursuant to a Pledge and Security Agreement.

Of the initial $2.0 million received by Win-Gate, as assignee of Morgan, Win-Gate repaid $1.0 million of its obligations to GNB Bank. Interest on the Note and Loan is payable upon the Maturity Date.

Transaction with Oriental Allied Holdings Ltd.

Pursuant to a Stock Purchase Agreement dated as of April 11, 2000, Win-Gate acquired 2,495,636 shares of Interloop Americas Inc., a British Virgin Islands corporation ("Interloop Americas"), representing 73.4% of the then outstanding stock of Interloop Americas and 159,682 shares of Interloop S.A. Nacional de Telecomunicaciones E.S.P., a Colombian corporation ("Interloop Colombia"), representing approximately 6.0% of the then outstanding stock of Interloop Colombia from Oriental Allied Holdings Ltd., a Bahamian corporation ("OAH"). In consideration for the shares of Interloop Americas and Interloop Colombia, Win-Gate issued 1.0 million shares of its common stock and a promissory note ("Note") in the principal amount of $7.0 million inclusive of interest at 12% per year, due on or before October 31, 2001. The Note is secured by 761,000 shares of Interloop Americas shares held by Win-Gate. The transaction with OAH closed on September 20, 2000.

The Note may be prepaid at any time between April 1, 2001 to April 30, 2001. If not prepaid during that time period, OAH may convert the Note into 500,000 shares of Win-Gate common stock, or into any other class of equity securities into which GNB Bank may convert its loan.

Interloop Americas is a holding company which owns shares of Interloop Colombia. Interloop Colombia is a telecommunications operator based on Bogota, Colombia, that holds a package of licenses assigned by the Ministry of Communications to provide fixed wireless telephony in Colombia's ten largest cities.

Item 7.  Financial Statements, ProForma Financial Statements and Exhibits.

(a)      Not applicable.

(b)      Not applicable.


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(c)      Exhibits

10.26    Stock Purchase Agreement dated September 27, 2000 between
         Gary D. Morgan and Tremaine Trading Co.
10.27    Employment Agreement between Win-Gate Equity Group, Inc. and
         Kevin P. Fitzgerald dated September 27, 2000
10.28    Loan Agreement dated September 27, 2000 between Win-Gate Equity
         Group, Inc., Globaltron Communications Corporation, Gary D. Morgan and Colpafinsa S.A.
10.29 Pledge Agreement dated September 27, 2000 between Gary D. Morgan and Colpafinsa S.A.
10.30 Stock Purchase Agreement dated April 11, 2000 between Win-Gate Equity Group, Inc. and Oriental Allied Holdings Ltd.
10.31 Pledge and Security Agreement dated April 11, 2000 between Win-Gate Equity Group, Inc. and Oriental Allied Holdings Ltd.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 12, 2000        WIN-GATE EQUITY GROUP INC.
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                               By:  /s/ Kevin P. Fitzgerald
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                                    Kevin P. Fitzgerald, Chief Executive Officer


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